UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2008 (November 10, 2008)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 4:                         Matters Related to Accountants and Financial Statements
Item 4.01:                         Changes in Registrant’s Certifying Accountant.

(a)
On November 10, 2008, U.S. Energy Corp. (“USE”) dismissed Moss Adams LLP (“MA”) as USE’s independent accounting firm, and as of that same date, appointed Hein & Associates LLP (“HA”) as the company’s independent accounting firm.

The charter of USE’s audit committee mandates a review of the company’s relationship with its independent accounting firm every five years.  MA (including its predecessor firm) have served as the independent firm for five years.  In the course of its review, the audit committee determined that USE should change to a firm with particular expertise in the minerals sector.

(i)	As stated, MA was dismissed.
(ii)
MA’s reports on USE’s financial statements for the years ended December 31, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles.

(iii)	As stated, the decision to dismiss MA, and appoint HA as the successor firm, was recommended by the audit committee and approved by the full board of directors.
(iv)
During the two most recent fiscal years (ended December 31, 2007) and through November 10, 2008, there were no disagreements with MA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreement(s), if not resolved to the satisfaction of MA, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

(v)	Not applicable.

We have provided MA with a copy of this Report on Form 8-K prior to filing the Report with the SEC, requesting MA to provide us with a letter addressed to the SEC, stating whether it agrees with USE’s statements made in subclauses (i) through (v) above.  MA’s letter is attached to this Form 8-K as Exhibit 16.1.

(b)
During the two most recent fiscal years (ended December 31, 2007) and through November 10, 2008, neither USE nor anyone acting on its behalf engaged HA either as the principal accountant for USE’s financial statements, or as an independent accountant to audit a significant subsidiary.

Further, during such two most recent fiscal years, and any subsequent interim period, through November 10, 2008, neither USE nor anyone acting on its behalf consulted HA regarding (i) either: The application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on USE’s financial statements, and either a written report was provided to the registrant or oral advise was provided that HA concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in (iv) above and the SEC’s instructions related thereto as set forth in Form 8-K), or a reportable event as described in paragraph 304(a)1)(v) of Form 8-K.

We requested HA to review the above disclosure as it relates to them before it was filed with the Commission and have provided HA the opportunity to furnish us with a letter to the Commission containing any new information, clarification of our expression of our views or the respects in which it does not agree with the statements made by us.  HA agreed with the statements as it related to them.

Section 9.  Financial Statements and Exhibits.

Exhibit 16.1                           Moss Adams concurrence letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: November 12, 2008	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO